Exhibit 99.2

UnAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K. Unless the context otherwise requires, the “Company” or “Churchill” refers to Churchill Capital Corp II and its subsidiaries before and at the Closing and to Skillsoft Corp. after the Closing.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786, which is herein referred to as Article 11. The unaudited pro forma condensed combined financial statements of the Company, Software Luxembourg Holding S.A. (“Skillsoft”), and Albert DE Holdings Inc. (“Global Knowledge”) present the combination of the financial information of the Company, Skillsoft and Global Knowledge adjusted to give pro forma effect to the following transactions:

•	The reorganization of certain Skillsoft affiliates under Chapter 11 of the U.S. Bankruptcy Code (the “Skillsoft Reorganization”);

•	The Merger in accordance with the Skillsoft Merger Agreement;

•	The issuance of Churchill Class A common stock in accordance with (i) the Prosus PIPE Subscription Agreement and (ii) the SuRo PIPE Subscription Agreement that were effective upon the consummation of the Merger (collectively the “PIPE Investments”). With respect to the issuance of Churchill Class A common stock in accordance with the Prosus PIPE Subscription Agreement, the following pro forma condensed combined financial statements have been prepared to reflect both the First Step and Second Step Prosus Investments

•	The Global Knowledge Merger in accordance with the Global Knowledge Merger Agreement; and

•	The issuance of Class A common stock of the Company in accordance with the Lodbrok Subscription Agreement that was effective upon the consummation of the Global Knowledge Merger.

The Company was incorporated as a Delaware corporation on April 11, 2019 and completed its initial public offering on June 26, 2019. The Company was formed as a blank check company to acquire one or more businesses through a business combination transaction. Upon the closing of the Churchill IPO and the sale of private placement warrants, $690.0 million from the net proceeds thereof was placed in a trust account.

The following describes the transactions:

•	Skillsoft Reorganization: On June 14, 2020, Skillsoft Corporation, a subsidiary of Pointwell Limited, announced that it had entered into a Restructuring Support Agreement (the “Skillsoft RSA”) with a majority of its first and second lien lenders. Skillsoft Corporation and certain of its affiliates (including Pointwell) voluntarily filed “pre-packaged” Chapter 11 cases in the U.S. Bankruptcy Court for the District of Delaware in addition to ancillary proceedings in Canada under the Companies’ Creditors Arrangement Act seeking recognition of the U.S. Chapter 11 proceedings in Canada. The U.S. Bankruptcy Court approved the RSA at the confirmation hearing on August 6, 2020 and Skillsoft and its affiliates emerged from Chapter 11 on August 27, 2020. As a result of the reorganization, ownership interest in Pointwell was transferred to a newly created legal entity, Software Luxembourg Holdings, the shares of which were owned by the lenders who had secured interest in Skillsoft Corporation and its affiliates prior to the petition date. Refer to Note 2 for pro forma adjustments related to the Skillsoft Reorganization.

•	Skillsoft Merger: On October 12, 2020, Churchill entered into the Skillsoft Merger Agreement. Under the terms of the Skillsoft Merger Agreement, Skillsoft merged with and into Churchill, Skillsoft ceased to exist and Skillsoft’s subsidiaries became subsidiaries of Churchill on June 11, 2021.

o	PIPE investments:

(i)	On October 12, 2020, Prosus entered into the Prosus Subscription Agreement with Churchill, pursuant to which Prosus subscribed for 10,000,000 newly-issued shares of Churchill Class A common stock, at a purchase price of $10.00 per share, to be issued at the closing (the “First Step Prosus Investment”), and Churchill granted Prosus a 30-day option (the “Option”) to subscribe for up to the lesser of (i) an additional 40,000,000 newly-issued shares of Churchill Class A common stock, at a purchase price of $10.00 per share or (ii) such additional number of shares that would result in Prosus beneficially owning shares of Churchill Class A common stock representing 35% of the issued and outstanding shares of Churchill on a fully-diluted and as-converted basis as of immediately following the closing (excluding any warrants issued to Prosus pursuant to the Prosus Subscription Agreement) (the “Second Step Prosus Investment” and together with the First Step Prosus Investment, the “Prosus PIPE Investment”). On November 10, 2020, Prosus exercised the Option to subscribe for an additional 40,000,000 shares of Churchill Class A common stock in the Second Step Prosus Investment (or such number of shares as may be reduced pursuant to the Prosus Subscription Agreement). Pursuant to the Prosus Subscription Agreement, in connection with Prosus’s exercise of the Option and concurrently with the consummation of the Second Step Prosus Investment, Churchill issued to Prosus warrants to purchase a number of shares of Churchill Class A common stock equal to one-third of the number of shares of Churchill Class A common stock purchased in the Prosus PIPE Investment (the “Prosus Warrants”). The Prosus Warrants have terms substantively identical to those warrants included in the units offered in the Churchill IPO.

The pro forma financial information reflects the Prosus PIPE Investment. The additional funds from the Second Step Prosus Investment are reflected within the cash balance in the pro forma condensed combined financial statements as the Company will retain these funds to provide maximum balance sheet flexibility. Churchill and Prosus also agreed that following the consummation of the Merger, and in the event that Prosus beneficially owns less than the Prosus Maximum Ownership Amount, Prosus will have the concurrent right to purchase a number of additional shares of Churchill Class A common stock, at $10.00 per share, that would result in Prosus maintaining beneficial ownership of at least, but no more than, the Prosus Maximum Ownership Amount (the “Prosus Top-Up Right”). The Prosus Top-Up Right was not exercised and is not reflected in the following pro forma condensed combined financial statements.

(ii)	On October 14, 2020, in connection with the execution of the Skillsoft Merger Agreement, Churchill entered into a subscription agreement with SuRo Capital Corp. (“SuRo”) pursuant to which SuRo subscribed for 1,000,000 newly-issued shares of Churchill Class A common stock, at a purchase price of $10.00 per share (the “SuRo PIPE Investment”), that were issued at the Skillsoft Closing (the “SuRo Subscription Agreement”).

The Global Knowledge Merger meets the related business criteria defined by SEC’s Regulation S-X Rule 3-05 and is therefore included in the pro forma condensed combined financial statements.

•	Global Knowledge Merger: On October 12, 2020, Churchill entered into the Global Knowledge Merger Agreement, which was subject to the consummation of the Merger.

•	Lodbrok PIPE Investment: On October 13, 2020, in connection with the execution of the Global Knowledge Merger Agreement, Churchill entered into a subscription agreement with Lodbrok Capital LLP (“Lodbrok”) pursuant to which Lodbrok subscribed for 2,000,000 newly-issued shares of Churchill Class A common stock, at a purchase price of $10.00 per share (the “Lodbrok PIPE Investment”), which were issued at the closing of the Global Knowledge Merger (the “Lodbrok Subscription Agreement”).

The Merger was not contingent on the Global Knowledge Merger, and as a result, the pro forma condensed combined financial statements first give effect to the Skillsoft Reorganization, the Merger, and the PIPE Investments and then give effect to the Global Knowledge Merger and the Lodbrok PIPE Investment.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheets of Churchill, Skillsoft and Global Knowledge as if the Merger, PIPE Investments, the Global Knowledge Merger and the Lodbrok PIPE Investment had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the three months ended March 31, 2021 combine the historical statements of operations of Churchill, Skillsoft and Global Knowledge for such periods on a pro forma basis as if the Skillsoft Reorganization, the Merger, the PIPE Investments, the Global Knowledge Merger and the Lodbrok PIPE Investment had been consummated at the beginning of the earliest period presented. Churchill’s fiscal year ends on December 31st, Skillsoft’s fiscal year ends on January 31st and Global Knowledge’s fiscal year ends on the Friday nearest September 30th of each year. The unaudited pro forma condensed combined financial statements are presented on the basis of Churchill’s fiscal year prior to the Closing and combine the historical results of the fiscal periods of Churchill, Skillsoft and Global Knowledge.

In accordance with Article 11 of Regulation S-X, the historical financial statements may be adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to provide for “Transaction Accounting Adjustments” reflecting only the application of required accounting for the transactions. The Company has not included any Management Adjustments as defined under Release No. 33-10786.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with, the following historical financial statements, the accompanying notes and other specified information, which are incorporated by reference into the Form 8-K to which this unaudited pro forma condensed combined financial information is attached:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical unaudited financial statements of Churchill as of and for the three months ended March 31, 2021 and the related notes, which are incorporated by reference into the Form 8-K;

•	the historical audited financial statements (as restated) of Churchill as of and for the year ended December 31, 2020 and the related notes, which are incorporated by reference into the Form 8-K;

•	the historical unaudited financial statements of Skillsoft as of and for the three months ended April 30, 2021 and the related notes, which are included as Exhibit 99.1 to this Form 8-K;

•	the historical audited consolidated financial statements of Successor Skillsoft as of January 31, 2021 and for the period from August 28, 2020 to January 31, 2021, the historical audited consolidated financial statements of Predecessor Skillsoft for the period from February 1, 2020 to August 27, 2020, and the related notes, which are incorporated by reference into the Form 8-K;

•	the historical unaudited consolidated financial statements of Global Knowledge as of and for the three months ended April 2, 2021 and the related notes, which are incorporated by reference into the Form 8-K;

•	the historical audited consolidated financial statements of Global Knowledge as of and for the year ended October 2, 2020 and the related notes, which are incorporated by reference into the Form 8-K;

•	other information relating to Churchill, Skillsoft and Global Knowledge contained in the registration statement on Form S-4 of Churchill (File No. 333-252365), including the description of the relevant transactions and certain terms thereof set forth in the sections titled “Summary” and the risk factors set forth under the section titled “Risk Factors”.

The Merger was considered a business combination and is being accounted for using the acquisition method of accounting, whereby Churchill has been determined to be the accounting acquirer, primarily based on the following predominate factors:

•	Existing Churchill stockholders have the largest voting interest in the combined entity;

•	Skillsoft shareholders’ ownership interest in the combined company is similar to that of Churchill stockholders. These respective ownership interests in the combined company do not provide either party with a controlling interest. Further, Prosus is an independent investor and does not influence and is not influenced by Churchill or Skillsoft stockholders or shareholders, respectively;

•	Prosus’s ownership interest in the combined company is limited in the Prosus PIPE Investment to subscribing for up to a number of additional shares of Churchill Class A common stock that would result in it beneficially owning 35% of the issued and outstanding shares of Churchill Class A common stock on a fully-diluted and as-converted basis, which limits its ability to obtain a controlling interest;

•	The board of directors of the combined company initially had seven members and the Sponsor had the right to nominate six members of the initial board; and

•	Churchill has placed the Chief Executive Officer and other members of management of the combined company.

Other factors were considered; however, they would not change the preponderance of factors indicating that Churchill is the accounting acquirer. Moreover, Prosus completing the First Step and Second Step Investments does not change the determination that Churchill was the accounting acquirer.

The Global Knowledge Merger is considered a business combination and will be accounted for using the acquisition method of accounting. The Merger was required to be completed prior to the Global Knowledge Merger, and, therefore, Global Knowledge was acquired by the Company after the Merger.

Description of the Merger and Global Knowledge Merger

Pursuant to the Skillsoft Merger Agreement, the Company acquired all of the issued and outstanding equity interests of Skillsoft in exchange for (i) 24,000,000 shares of Churchill Class A Common Stock and 3,840,000 shares of Churchill Class C Common Stock, in each case, with respect to the Skillsoft Class A Shares and (ii) 4,500,000 shares of Churchill Class A Common Stock with respect to the Skillsoft Class B Shares. Upon consummation of the Merger, the Company redeemed all Churchill Class C common stock issued to Skillsoft’s Class A shareholders for an aggregate redemption price of (a) $505.0 million and (b) Term Loans in the aggregate principal amount of $20.0 million, issued by certain subsidiaries of the Company. As a result of the transaction and subsequent to the PIPE financing inclusive of both the First Step and Second Step Prosus Investments, Skillsoft shareholders hold 21.7% of the total outstanding shares of the Company.

In addition, the Company entered into a merger agreement with Albert DE Holdings, Inc., the parent company of Global Knowledge Training, LLC. Upon consummation of the Global Knowledge Merger, all prior shares of Global Knowledge were converted into the right to receive 5,000,000 warrants of the Company. No Churchill Class A common stock was issued as part of the Global Knowledge Merger. In accordance with the Global Knowledge RSA, in conjunction with the acquisition of Global Knowledge, cash payments totaling $170.1 million and new term loans with aggregate principal amounts of $70.0 million were paid to Global Knowledge’s existing creditors. Following the Global Knowledge Merger and the Lodbrok PIPE Investment, Skillsoft shareholders hold approximately 21.4% of the total outstanding shares of the Company.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Merger and Global Knowledge Merger occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Merger and Global Knowledge Merger. Where applicable, as described in the accompanying notes, the unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The unaudited condensed combined pro forma financial statements reflect actual redemption of 34,690,979 shares of Churchill Class A common stock at $10.10 per share.

The following summarizes the Churchill Class A common stock issued and outstanding immediately after consummation of the Transactions:

			Including
			Global Knowledge
Total Capitalization (in 000s)	Shares	%	Shares	%
Skillsoft Shareholders	28,500	22%	28,500	21%
Churchill Public Shares	34,309	26%	34,309	26%
Churchill Sponsor II LLC	17,250	13%	17,250	13%
PIPE Investors	51,000	39%	51,000	38%
Lodbrok PIPE Investments	-	--	2,000	2%
Total Churchill Class A shares*	131,059	100%	133,059	100%

*	Does not include (i) shares underlying 23,000,000 public warrants to purchase Churchill Class A common stock at $11.50 per share that are outstanding, (ii) shares underlying 15,800,000 private placement warrants issued to the Sponsor for $1.00 per warrant to purchase Churchill Class A common stock at $11.50 per share at the time of the Churchill IPO, (iii) shares underlying 1,500,000 private placement warrants issuable to the Sponsor for $1.00 per warrant to purchase Churchill Class A common stock at $11.50 per share as repayment for the $1,500,000 Sponsor Loan dated November 2, 2020, at consummation of the Merger, (iv) 5,000,000 warrants to be issued to the equity holders of Global Knowledge to purchase Churchill Class A common stock at $11.50 per share at consummation of the Global Knowledge Merger, (v) warrants, options or restricted shares expected to be issued to the new CEO or other employees pursuant to the Incentive Plan or (vi) shares underlying the Prosus Warrants.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2021

(Amounts in thousands except per share data)

	As of March 31, 2021	As of April 30, 2021					As of March 31, 2021
	Churchill Capital Corp II	Skillsoft	Pro Forma Adjustments (Note 4)		Skillsoft Purchase Accounting Adjustments (Note 5)		Pro Forma Condensed Combined
ASSETS
Current Assets
Cash and cash equivalents	$2,383	$105,004	$697,018	4A	$(505,000	)5A	$400,111
			(21,371	)4B	(11,300	)5I
			500,000	4C
			(16,244	)4D
			(350,379	)4F
Restricted cash	-	2,656	-		-		2,656
Accounts receivable (net)	-	92,792	-		-		92,792
Prepaid expenses and other current assets	111	31,825	-		-		31,936
Total Current Assets	2,494	232,277	809,024		(516,300)		527,495
Property and equipment, net	-	11,798	-		-		11,798
Intangible assets, net	-	694,930	-		177,071	5D	872,001
Goodwill	-	494,942	-		62,902	5H	557,844
Right of use assets	-	14,654	-		-		14,654
Other assets	-	9,505	-		-		9,505
Deferred tax assets	-	-	-		-		-
Marketable securities held in Trust Account	697,018	-	(697,018	)4A	-		-
TOTAL ASSETS	$699,512	$1,458,106	$112,006		$(276,327)		$1,993,297
Current liabilities
Accrued expenses	$746	$18,285	$2,001	4D	$1,200	5I	$22,232
Accounts payable	-	9,898	-		-		9,898
Accrued compensation	-	22,941	-		-		22,941
Deferred revenues	-	234,069	-		(108,860	)5F	125,209
Current maturities of long-term debt and other short-term debt	3,132	6,500	(3,132	)4H	-		6,500
Lease liability - short-term	-	4,690	-		-		4,690
Credit facility	-	14,190	-		-		14,190
Income taxes payable	99	-	-		-		99
Total Current Liabilities	3,977	310,573	(1,131)		(107,660)		205,759
Deferred tax liabilities	-	77,662	-		59,794	5G	137,456
Lease liability - long-term	-	12,370	-		-		12,370
Derivative liabilities	85,044	-	2,535	4H	-		91,213
			3,634	4I
Deferred revenue -non-current	-	1,848	-		-		1,848
Other long-term liabilities	-	5,390	-		20,000	5C	25,390
Long term debt	-	507,927	-		-		507,927
Deferred underwriting fee payable	21,371	-	(21,371	)4B	-		-
Total Liabilities	110,392	915,770	(16,333)		(27,866)		981,963
Commitments
Class A Common stock subject to possible redemption	584,120	-	(584,120	)4E	-		-
Stockholders' Equity
Class A Common stock, $0.0001 par value	1	-	5	4C	3	5B	12
			6	4E
			(3	)4F
Class B Common stock, $0.0001 par value	2	-	-		-		2
Successor Class A and Class B shares	-	40	-		(40	)5E	-
Accum. other comprehensive (loss) income	-	(910)	-		910	5E	-
Additional paid-in capital	50,398	674,333	499,995	4C	(674,333	)5E	1,087,039
			584,114	4E	306,372	5B
			(3,464	)4I
			(350,376	)4F
Accumulated deficit	(45,401)	(131,127)	(18,245	)4D	131,127	5E	(75,719)
			597	4H	(12,500	)5I
			(170	)4I
Total Stockholders' Equity (Deficit)	5,000	542,336	712,459		(248,461)		1,011,334
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$699,512	$1,458,106	$112,006		$(276,327)		$1,993,297

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET – CONTINUED
AS OF MARCH 31, 2021

(Amounts in thousands except per share data)

	As of March 31, 2021	As of April 2, 2021							As of March 31, 2021, including Global Knowledge
	Pro Forma Condensed Combined	Global Knowledge	Pro Forma Adjustments (Note 4)		Accounting Policies, Reclassifications, and Eliminations (Note 6)		Global Knowledge Purchase Accounting Adjustments (Note 7)		Pro Forma Condensed Combined
ASSETS
Current Assets
Cash and cash equivalents	$400,111	$17,296	$19,600	4G	(250	)6B	$(170,050	)7A	$259,783
							(6,924	)7J
Restricted cash	2,656	-	-		250	6B	-		2,906
Accounts receivable (net)	92,792	26,889	-		(70	)6C	-		119,611
Prepaid expenses and other current assets	31,936	13,779	-		(755	)6A	-		44,960
Total Current Assets	527,495	57,964	19,600		(825)		(176,974)		427,260
Property and equipment, net	11,798	6,133	-		-		-		17,931
Intangible assets, net	872,001	42,607	-		-		141,483	7E	1,056,091
Goodwill	557,844	123,848	-		-		(30,017	)7I	651,675
Right of use assets	14,654	-	-		7,948	6A	756	7G	23,358
Other assets	9,505	3,993	-		-		-		13,498
Deferred tax assets	-	983	-		-		-		983
Marketable securities held in Trust Account	-	-	-		-		-		-
TOTAL ASSETS	$1,993,297	$235,528	$19,600		$7,123		$(64,752)		$2,190,796
Current liabilities
Accrued expenses	$22,232	$57,340	$-		$(11,537	)6B	$(28,988	)7C	$39,824
							777	7J
Accounts payable	9,898	35,687	-		(70	)6C	-		45,515
Accrued compensation	22,941	-	-		10,820	6B	-		33,761
Deferred revenues	125,209	27,551	-		-		(7,516	)7H	145,244
Current maturities of long-term debt and other short-term debt	6,500	213,568	-		-		(213,568	)7C	6,500
Lease liability - short-term	4,690	-	-		4,735	6A	-		9,425
Credit facility	14,190	36,024	-		-		(36,024	)7C	14,190
Income taxes payable	99	-	-		717	6B	-		816
Total Current Liabilities	205,759	370,170	-		4,665		(285,319)		295,275
Deferred tax liabilities	137,456	355	-		-		12,965	7K	150,776
Lease liability - long-term	12,370	-	-		4,824	6A	321	7G	17,515
Derivative liabilities	91,213	-	-		-		7,350	7D	98,563
Deferred revenue -non-current	1,848	-	-		-		-		1,848
Other long-term liabilities	25,390	2,635	-		(2,366	)6A	-		25,659
Long term debt	507,927	11,469	-		-		(11,469	)7C	577,927
			-				70,000	7B
Deferred underwriting fee payable	-	-	-		-		-		-
Total Liabilities	981,963	384,629	-		7,123		(206,152)		1,167,563
Commitments
Class A Common stock subject to possible redemption	-	-	-		-		-		-
Stockholders' Equity
Class A Common stock, $0.0001 par value	12	-	-		-		-		12
Class B Common stock, $0.0001 par value	2	-	-		-		-		2
Successor Class A and Class B shares	-	-	-		-		-		-
Accum. other comprehensive (loss) income	-	(2,262)	-		-		2,262	7F	-
Additional paid-in capital	1,087,039	242,375	19,600	4G	-		(242,375	)7F	1,106,639
Accumulated deficit	(75,719)	(389,214)	-		-		389,214	7F	(83,420)
							(7,701	)7J
Total Stockholders' Equity	1,011,334	(149,101)	19,600		-		141,400		1,023,233
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,993,297	$235,528	$19,600		$7,123		$(64,752)		$2,190,796

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020

(Amounts in thousands except share and per share data)

	For the year ended December 31, 2020	For the year ended January 31, 2021					For the year ended December 31, 2020
	Churchill Capital Corp II (as restated)	Pro Forma Skillsoft As Adjusted (Note 2)	Pro Forma Adjustments (Note 4)		Skillsoft Purchase Accounting Adjustments (Note 5)		Pro Forma Condensed Combined
Revenues:
Total revenues	$-	$350,117	$-		$-		$350,117
Operating expenses
Cost of revenues	-	93,058	-		-		93,058
Content and software development	-	69,014	-		-		69,014
Selling and marketing	-	123,783	-		-		123,783
General and administrative	(2,000)	59,091	18,245	4BB	12,500	5DD	87,836
Amortization of intangible assets	-	98,977	-		36,186	5AA	135,163
Impairment of intangible assets	-	-	-		-		-
Impairment of goodwill	-	332,376	-		-		332,376
Recapitalization and transaction-related costs	-	48,027			-		48,027
Restructuring	-	5,520	-		-		5,520
Operating and formation costs	2,907	-	-		-		2,907
Total operating expenses	907	829,846	18,245		48,686		897,684
Operating income (loss):	$(907)	$(479,729)	$(18,245)		$(48,686)		$(547,567)
Other income (expense), net	2,518	4,725	(2,518	)4AA	-		4,725
(Loss) gain on derivative liabilities	(73,583)	-	(170	)4CC	-		(73,156)
			597	4DD
Reorganization items, net	-	3,329,245	-		-		3,329,245
Loss on derivative instruments	-	(5)	-		-		(5)
Interest income	-	129	-		-		129
Interest expense	-	(46,016)	-		(1,517	)5BB	(47,533)
(Loss) income before provision (benefit) for income taxes	(71,972)	2,808,349	(20,336)		(50,203)		2,665,838
Provision (benefit) for income taxes	487	65,744	(4,271	)4EE	(10,543	)5CC	51,417
Net (loss) income	$(72,459)	$2,742,605	$(16,065)		$(39,660)		$2,614,421

Earnings per Share
Weighted average Class A shares outstanding							131,059,021
Earnings per share (basic and diluted) attributable to Class A common stockholders							$19.95

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS – CONTINUED
FOR THE YEAR ENDED DECEMBER 31, 2020

(Amounts in thousands except share and per share data)

	For the year ended December 31, 2020	For the twelve months ended January 1, 2021					For the year ended December 31, 2020, including Global Knowledge
	Pro Forma Condensed Combined	Global Knowledge	Accounting Policies, Reclassifications, and Eliminations (Note 6)		Global Knowledge Purchase Accounting Adjustments (Note 7)		Pro Forma Condensed Combined
Revenues:
Total revenues	$350,117	$189,649	$(697	)6BB	$(7,516	)7AA	$531,553
Operating expenses
Cost of revenues	93,058	104,465	(697	)6BB	-		196,826
Content and software development	69,014	2,484	-		-		71,498
Selling and marketing	123,783	41,511	-		-		165,294
General and administrative	87,836	34,201	-		117	7BB	129,855
					7,701	7FF
Amortization of intangible assets	135,163	7,279	-		15,133	7CC	157,575
Impairment of intangible assets	-	7,879	-		-		7,879
Impairment of goodwill	332,376	59,553	-		-		391,929
Recapitalization and transaction-related costs	48,027	-	-		-		48,027
Restructuring	5,520	7,275	-		-		12,795
Operating and formation costs	2,907	-	-		-		2,907
Total operating expenses	897,684	264,647	(697)		22,951		1,184,585
Operating income (loss):	$(547,567)	$(74,998)	$-		$(30,467)		$(653,032)
Other income (expense), net	4,725	(1,997)	-		-		2,728
(Loss) gain on derivative liabilities	(73,156)	-	-		-		(73,156)
Reorganization items, net	3,329,245	-	-		-		3,329,245
Loss on derivative instruments	(5)	-	-		-		(5)
Interest income	129	-	2,966	6AA	-		3,095
Interest expense	(47,533)	(31,750)	(2,966	)6AA	28,766	7DD	(53,483)
(Loss) income before provision (benefit) for income taxes	2,665,838	(108,745)	-		(1,701)		2,555,392
Provision (benefit) for income taxes	51,417	1,016	-		(2,073	)7EE	50,360
Net (loss) income	$2,614,421	$(109,761)	$-		$372		$2,505,032

Earnings per Share
Weighted average Class A shares outstanding	131,059,021						133,059,021
Earnings per share (basic and diluted) attributable to Class A common stockholders	$19.95						$18.83

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021

(Amounts in thousands except share and per share data)

	For the Three Months ended March 31, 2021	For the Three Months ended April 30, 2021					For the Three Months ended March 31, 2021
	Churchill Capital Corp II	Skillsoft	Pro Forma Adjustments (Note 4)		Skillsoft Purchase Accounting Adjustments (Note 5)		Pro Forma Condensed Combined
Revenues:
Total revenues	$-	$91,701	$-		$19,269	5EE	$110,970
Operating expenses
Cost of revenues	-	24,521	-		-		24,521
Content and software development	-	16,607	-		-		16,607
Selling and marketing	-	28,502	-		1,565	5EE	30,067
General and administrative	-	12,362	-		-		12,362
Amortization of intangible assets	-	34,943	-		4,068	5AA	39,011
Recapitalization and transaction-related costs	-	1,932			-		1,932
Restructuring	-	537	-		-		537
Operating and formation costs	1,585	-	-		-		1,585
Total operating expenses	1,585	119,404	-		5,633		126,622
Operating income (loss):	$(1,585)	$(27,703)	$-		$13,636		$(15,652)
Other income (expense), net	61	(352)	(61	)4AA	-		(352)
Gain on derivative liabilities	43,267	-	-		-		43,267
Interest income	-	10	-		-		10
Interest expense	-	(11,449)	-		(379	)5BB	(11,828)
Income (loss) before provision (benefit) for income taxes	41,743	(39,494)	(61)		13,257		15,445
Provision (benefit) for income taxes	2	(2,089)	(13	)4EE	2,784	5CC	684
Net income (loss)	$41,741	$(37,405)	$(48)		$10,473		$14,761

Earnings per Share
Weighted average Class A shares outstanding							131,059,021
Earnings per share (basic and diluted) attributable to Class A common stockholders							$0.11

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS – CONTINUED
FOR THE THREE MONTHS ENDED MARCH 31, 2021

(Amounts in thousands except share and per share data)

	For the Three Months ended March 31, 2021	For the Three Months ended April 2, 2021					For the Three Months ended March 31, 2021, including Global Knowledge
	Pro Forma Condensed Combined	Global Knowledge	Accounting Policies, Reclassifications, and Eliminations (Note 6)		Global Knowledge Purchase Accounting Adjustments (Note 7)		Pro Forma Condensed Combined
Revenues:
Total revenues	$110,970	$45,018	$(102	)6BB	$-		$155,886
Operating expenses
Cost of revenues	24,521	21,852	(102	)6BB	-		46,271
Content and software development	16,607	309	-		-		16,916
Selling and marketing	30,067	11,883	-		-		41,950
General and administrative	12,362	8,779	-		29	7BB	21,170
Amortization of intangible assets	39,011	1,665	-		4,819	7CC	45,495
Recapitalization and transaction-related costs	1,932	-	-		-		1,932
Restructuring	537	3,786	-		-		4,323
Operating and formation costs	1,585	-	-		-		1,585
Total operating expenses	126,622	48,274	(102)		4,848		179,642
Operating income (loss):	$(15,652)	$(3,256)	$-		$(4,848)		$(23,756)
Other income (expense), net	(352)	1,390	-		-		1,038
Gain on derivative liabilities	43,267	-	-		-		43,267
Interest income	10	-	-		-		10
Interest expense	(11,828)	(8,669)	-		7,183	7DD	(13,314)
Income (loss) before provision (benefit) for income taxes	15,445	(10,535)	-		2,335		7,245
Provision (benefit) for income taxes	684	516	-		(436	)7EE	764
Net income (loss)	$14,761	$(11,051)	$-		$2,771		$6,481

Earnings per Share
Weighted average Class A shares outstanding	131,059,021						133,059,021
Earnings per share (basic and diluted) attributable to Class A common stockholders	$0.11						$0.05

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.     Basis of Presentation

The Merger and Global Knowledge Merger were treated as business combinations and accounted for using the acquisition method of accounting, with goodwill and other intangible assets recorded, in accordance with ASC 805, Business Combinations. Accordingly, for accounting purposes, the net assets of Churchill are stated at historical cost, with the acquired assets and assumed liabilities of Skillsoft and Global Knowledge stated at fair value in accordance with the acquisition method of accounting.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives pro forma effect to the Merger, the PIPE Investments, and the Global Knowledge Merger as if they had been consummated on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and the three months ended March 31, 2021 give pro forma effect to the Merger, PIPE Investments and Global Knowledge Merger as if they had been consummated on January 1, 2020. In addition, as described more fully in Note 2, the pro forma condensed combined statement of operations for the year ended December 31, 2020 for Skillsoft give pro forma effect to the Skillsoft Reorganization as if it had occurred on February 1, 2020, the earliest period presented.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following historical financial statements, the accompanying notes and other specified information, which are incorporated by reference into the Form 8-K to which this unaudited pro forma condensed combined financial information is attached;

•	Churchill’s unaudited balance sheet as of March 31, 2021 and the related notes, which are incorporated by reference into the Form 8-K to which this unaudited pro forma condensed combined financial information is attached;

•	Successor Skillsoft’s unaudited balance sheet as of April 30, 2021 and the related notes, which are attached as Exhibit 99.1 to this Form 8-K to which this unaudited pro forma condensed combined financial information is attached; and

•	Global Knowledge’s unaudited balance sheet as of April 2, 2021 and the related notes, which are incorporated by reference into the Form 8-K to which this unaudited pro forma condensed combined financial information is attached.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following historical financial statements, the accompanying notes and other specified information, which are incorporated by reference into the Form 8-K to which this unaudited pro forma condensed combined financial information is attached;

•	Churchill’s audited statement of operations for the year ended December 31, 2020 and the related notes, which are incorporated by reference into the Form 8-K to which this unaudited pro forma condensed combined financial information is attached;

•	Successor Skillsoft’s audited statement of operations for the period from August 28, 2020 to January 31, 2021 and Predecessor Skillsoft’s unaudited statement of operations for the period from February 1, 2020 to August 27, 2020 and the related notes, which are incorporated by reference into the Form 8-K to which this unaudited pro forma condensed combined financial information is attached;

•	Global Knowledge’s audited statement of operations for the year ended October 2, 2020 and the related notes, which are incorporated by reference into the Form 8-K to which this unaudited pro forma condensed combined financial information is attached. Global Knowledge’s unaudited statement of operations for the twelve months ended January 1, 2021 was derived from the audited statement of operations for the year ended October 2, 2020 less the unaudited statement of operations for the three months ended December 27, 2019, which had revenue of $68.2 million and a net loss of $4.6 million, plus the unaudited statement of operations for the three months ended January 1, 2021, which had revenue of $49.3 million and a net loss of $11.9 million, in order to conform Global Knowledge to Churchill’s fiscal periods.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following historical financial statements, the accompanying notes and other specified information, which are incorporated by reference into the Form 8-K to which this unaudited pro forma condensed combined financial information is attached;

•	Churchill’s unaudited statement of operations for the three months ended March 31, 2021 and the related notes, which are incorporated by reference into the Form 8-K to which this unaudited pro forma condensed combined financial information is attached;

•	Skillsoft’s unaudited statement of operations for the three months ended April 30, 2021 and the related notes, which are attached as Exhibit 99.1 to this Form 8-K to which this unaudited pro forma condensed combined financial information is attached; and

•	Global Knowledge’s unaudited statement of operations for the three months ended April 2, 2021 was derived from the unaudited statement of operations for the six months ended April 2, 2021 less the unaudited statement of operations for the three months ended January 1, 2021, which had revenue of $49.3 million and a net loss of $11.9 million, in order to conform Global Knowledge to Churchill’s interim period.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma financial information does not reflect adjustments for any other consummated or probable acquisitions by either Churchill, Skillsoft, and Global Knowledge that is significant in accordance with Regulation S-X Rule 3-05, as amended by Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 20, 2020 because no significant transactions were identified.

The pro forma financial information has been prepared by Churchill in accordance with Article 11. The pro forma financial information is based on various adjustments and assumptions and is not necessarily indicative of what Churchill’s consolidated statements of operations or consolidated balance sheet actually would have been had the Merger, the PIPE Investments and the Global Knowledge Merger been completed as of the dates indicated or will be for any future periods.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined financial statements of operations are based on the weighted average number of Churchill shares outstanding, assuming the Skillsoft Reorganization, the Merger, the PIPE Investments, the Global Knowledge Merger, and related transactions occurred at the beginning of the earliest period presented.

2.     Skillsoft Reorganization Pro Forma Adjustments

The following pro forma adjustments reflect the impact of the Skillsoft Reorganization as if it had occurred on February 1, 2020. The historical financial information for the year ended January 31, 2021 is derived from the actual predecessor period from February 1, 2020 to August 27, 2020 and the successor period from August 28, 2020 to January 31, 2021 reflecting Skillsoft’s emergence from its bankruptcy proceedings and the application of fresh-start accounting creating a new basis in the assets and liabilities of Skillsoft.

	Predecessor	Successor
(amounts in thousands)	February 1, 2020 through August 27, 2020	For the period August 28, 2020 through January 31, 2021	Pro Forma Adjustments		Pro Forma Combined Skillsoft As Adjusted
Revenues:
Total revenues	$273,851	$108,768	$(32,502	)2AA	$350,117
Operating expenses
Cost of revenues	52,160	40,898	-		93,058
Content and software development	38,986	30,028	-		69,014
Selling and marketing	75,028	55,285	(6,530	)2AA	123,783
General and administrative	37,455	21,636	-		59,091
Amortization of intangible assets	34,378	39,824	24,775	2BB	98,977
Impairment of goodwill	332,376	-	-		332,376
Recapitalization and transaction-related costs	32,099	15,928	-		48,027
Restructuring	1,179	4,341	-		5,520
Total operating expenses	603,661	207,940	18,245		829,846
Operating loss:	$(329,810)	$(99,172)	$(50,747)		$(479,729)
Other expense, net	1,273	3,452	-		4,725
Reorganization items, net	3,329,245	-	-		3,329,245
Loss on derivative instruments	(5)	-	-		(5)
Interest income	105	24	-		129
Interest expense, net	(168,341)	(19,960)	142,285	2CC	(46,016)
Income (loss) before provision for income taxes	2,832,467	(115,656)	91,538		2,808,349
Provision for income taxes	68,455	(21,934)	19,223	2DD	65,744
Net income (loss)	$2,764,012	$(93,722)	$72,315		$2,742,605

Explanations to the footnotes of the Skillsoft Reorganization adjustments:

2AA.	Reflects the (i) amortization of the deferred revenue fair value adjustment that occurred as a result of Skillsoft’s “fresh-start” accounting adjustment, which resulted in a decrease to revenue of approximately $32.5 for the period from February 1, 2020 to August 27, 2020 and (ii) the reduction of commissions expense based on Skillsoft’s “fresh-start” adjustment to deferred commissions.

2BB.	Reflects the adjustment to amortization expense for the predecessor entity of Skillsoft based on the application of “fresh-start” accounting as of February 1, 2020. The adjustment includes the removal of predecessor entity amortization and includes the seven months of amortization based on the value of Skillsoft's amortizable intangible assets as a result of the application of “fresh-start” accounting. The results for the successor period from August 28, 2020 through January 31, 2021 do not require adjustment as this period’s result already reflect the updated value of Skillsoft's amortizable intangible assets as a result of the application of fresh-start accounting. Amortization is based on the fair value of the amortizable assets and the estimated economic useful life at the time of emergence (August 28, 2020). The pro forma amortization adjustment for the predecessor entity of Skillsoft resulted in increases of approximately $24.8 million for the period from February 1, 2020 through August 27, 2020.

Pro forma adjustment to amortization:	For the period from February 1, 2020 through August 27, 2020
(in thousands)
Remove predecessor Skillsoft amortization on intangible assets valued at fresh start	$(34,378)
Add amortization on intangible assets valued at fresh start for predecessor period	59,153
Pro forma adjustment	$24,775

2CC.	Reflects the elimination of interest expense recorded at the predecessor entity of Skillsoft, which was associated with Predecessor Skillsoft’s long-term debt that was converted into equity instruments of Successor Skillsoft upon emergence from Chapter 11 bankruptcy reorganization. Other bank facilities and obligations of the predecessor entity were repaid in full or discharged in accordance with the terms of the bankruptcy. This adjustment also reflects recording pro forma interest expense based on Skillsoft’s Senior Secured First Out Term Loan and Senior Secured Second Out Term Loan as of February 1, 2020. The results for the successor period from August 28, 2020 through January 31, 2021 do not require adjustment as this period’s results already reflect the current financing.

Pro forma adjustment to interest and other debt costs, net:	For the period from February 1, 2020 through August 27, 2020
(in thousands)
Remove predecessor interest and other debt costs, net	$(168,341)
Add interest and other debt costs, net for Senior Secured Term Loans	26,056
Pro forma adjustment	$(142,285)

2DD.	Reflects the current period tax effects from the fresh-start adjustments in the year ended January 31, 2021.

3.      Accounting Policies and Reclassifications – Churchill and Skillsoft

In the preparation of these unaudited pro forma condensed combined financial statements, no reclassifications were determined to be necessary to align Churchill’s and Skillsoft’s financial statement presentations. Management is in process to perform a comprehensive review of Churchill’s and Skillsoft’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, Churchill has not identified any differences between Churchill and Skillsoft that would have an impact on the unaudited pro forma condensed combined financial information.

There were no intercompany transactions between Churchill and Skillsoft that would require adjustment to these pro forma financial statements for any of the periods presented.

4.       Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

4A.	Reflects the reclassification of Churchill’s marketable securities held in the trust account of approximately $697.0 million to cash as it becomes available upon the Merger.

4B.	Reflects settlement of approximately $21.4 million of deferred underwriter fees related to the Churchill IPO that are contingent on the Merger.

4C.	Reflects the consummation of the Prosus Subscription Agreement and the proceeds of $500.0 million, net of estimated issuance costs of $10.0 million, from the issuance and sale of 11,000,000 shares of Churchill Class A common stock at $10.00 per share in the PIPE financing pursuant to the PIPE Investments and reflecting the First Step Investment by Prosus plus the issuance and sale of an additional 40,000,000 shares of Churchill Class A common stock at $10.00 per share reflecting the Second Step Investment by Prosus.

4D.	Reflects the settlement and accrual of additional estimated transaction costs of $16.2 million and $2.0 million, respectively, incurred by Churchill and related to both the Merger and Global Knowledge Merger, including, among others, fees paid for financial advisors, legal services, and professional accounting services. These transaction costs are not reflected in the historical balance sheets of Churchill, Skillsoft and Global Knowledge.

4E.	Reflects the reclassification of Churchill Class A common stock subject to possible redemption to permanent equity.

4F.	Reflects the redemption of 34,690,979 shares of Churchill Class A common stock for an aggregate payment of approximately $350.4 million (based on a per share redemption price of $10.10 per share).

4G.	Reflects the proceeds of $19.6 million, net of estimated issuance costs of $0.4 million, from the issuance and sale of 2,000,000 shares of Churchill Class A common stock at $10.00 per share pursuant to the Lodbrok PIPE Investment, to be issued at the closing of the Global Knowledge Merger.

4H.	Reflects the issuance of warrants to purchase Churchill Class A common stock, for the repayment of Churchill’s 2020 Note at consummation of the Merger, and gain of $0.6 million from the derecognized derivative liability for the conversion feature related to the Churchill 2020 Note of approximately $3.1 million. Churchill has preliminarily determined that the exercise features of certain of these warrants are not indexed to Churchill’s own stock and is therefore not afforded equity treatment. In accordance with ASC 815, Churchill has presented the pro-forma effect of the issuance of the liability classified Working Capital Warrants based upon the preliminary determination of the fair value of $2.5 million as a warrant liability.

4I.	Reflects the issuance of the Prosus Warrants of $28.2 million from the consummation of the Prosus Subscription Agreement. Upon consummation of the Prosus Subscription Agreement, the carrying value of the Prosus Subscription Agreement liability of $24.5 million was derecognized, resulting in a loss of approximately $0.2 million associated with the warrant component of the Prosus Subscription Agreement. Churchill has preliminarily determined that the exercise features of certain of these warrants are not indexed to Churchill’s own stock and is therefore not afforded equity treatment. In accordance with ASC 815, Churchill has presented the pro-forma effect of the issuance of the liability classified Prosus Warrants based upon the preliminary determination of the fair value of $28.2 million as a warrant liability.

Refer to Note 5 for the pro forma adjustments related to the Merger and Notes 6 and 7 for pro forma adjustments related to the Global Knowledge Merger.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 are as follows:

4AA.	Reflects the removal of approximately $2.5 million and $0.1 million in interest income earned on Churchill’s marketable securities in the year ended December 31, 2020 and for the three months ended March 31, 2021, respectively.

4BB.	Reflects transaction costs of $18.2 million incurred by Churchill and related to both the Merger and Global Knowledge Merger, including, among others, fees paid for financial advisors, legal services and professional accounting services. These transaction costs are not reflected in the historical income statements of Churchill, Skillsoft and Global Knowledge, and will be expensed as incurred.

4CC.	Reflects the recognition of a $0.2 million loss related to the settlement of the Prosus Subscription Agreement.

4DD.	Reflects the recognition of a $0.6 million gain on the settlement of the conversion feature of Churchill’s 2020 Note.

4EE.	Reflects adjustments for the tax impact on the pro forma adjustments at the US federal statutory tax rate of 21% in the year ended December 31, 2020 and for the three months ended March 31, 2021.

Refer to Note 5 for the pro forma adjustments related to the Merger and Notes 6 and 7 for pro forma adjustments related to the Global Knowledge Merger.

5.     Skillsoft Purchase Accounting Adjustments

The estimated consideration for the Merger is as follows:

Skillsoft Estimated Consideration (in thousands)
Cash consideration (1)	$505,000
Share consideration (2)	306,375
Debt consideration (3)	20,000
Total estimated consideration	$831,375

(1)	Represents the cash consideration paid for redemption of Churchill Class C common stock issued in exchange for Skillsoft’s Class A Shares.
(2)	Includes the issuance of 28,500,000 shares of Churchill Class A common stock in exchange for Skillsoft Class A Shares and Skillsoft Class B Shares in the Merger.
(3)	Includes $20.0 million in term loans issued as consideration for the redemption of Churchill Class C common stock issued in exchange for Skillsoft Class A Shares.

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 for the purchase price consideration are as follows:

5A.	Reflects the payment of approximately $505.0 million in cash as partial consideration for the redemption of Churchill Class C common stock.

5B.	Reflects the issuance of 28,500,000 shares of Churchill Class A common stock at a share price of $10.75 with the trading price as of June 11, 2021.

5C.	Reflects the issuance of $20.0 million in term loans as partial consideration for the redemption of Churchill Class C common stock.

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Successor Skillsoft will be recorded at the acquisition date fair values. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effects of the Merger.

For assets acquired and liabilities assumed, other than right of use assets, identified intangible assets, goodwill, and deferred revenue, the carrying values were assumed to equal fair value. The final determination of the fair value of certain assets and liabilities will be completed within the one-year measurement period subsequent to the closing of the transactions as required by ASC 805. Any potential adjustments made could be material in relation to the preliminary values presented.

Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table sets forth a preliminary allocation of the estimated consideration for the Merger to the identifiable tangible and intangible assets acquired and liabilities assumed based on Skillsoft’s April 30, 2021 balance sheet, with the excess recorded as goodwill:

Skillsoft Estimated Goodwill (in thousands)
Cash and cash equivalents, and restricted cash	$107,660
Accounts receivable (net)	92,792
Prepaid expenses and other current assets	31,825
Property and equipment, net	11,798
Intangible assets, net	872,001
Right of use assets	14,654
Other assets	9,505
Total Assets	$1,140,235
Accounts payable	(9,898)
Lease liability - short-term	(4,690)
Accrued compensation	(22,941)
Term loans - short-term	(6,500)
Accrued expenses	(18,285)
Deferred revenue	(127,057)
Long term debt	(507,927)
Lease liability - long-term	(12,370)
Credit facility	(14,190)
Deferred tax liabilities	(137,456)
Other long-term liabilities	(5,390)
Total Liabilities	$(866,704)
Net assets acquired (a)	$273,531
Estimated purchase consideration (b)	831,375
Estimated goodwill (b) - (a)	$557,844

In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain impairment indicators are present. In the event management determines that the value of goodwill has become impaired, an accounting charge for the amount of impairment during the quarter in which the determination is made may be recognized. Goodwill recognized is not expected to be deductible for tax purposes.

The table below indicates the estimated fair value of each of the identifiable intangible assets associated with the Merger:

	Preliminary Estimated Asset Fair Value	Weighted Average Useful Life (Years)
	(in thousands, except for useful life)
Merger
Developed software/ courseware	$298,462	3-5 years
Customer contracts/ relationships	318,886	12.4 years
Trademarks and trade names	7,188	9.4 years
Backlog	102,911	4.4 years
Skillsoft trademark	104,394	Indefinite
Publishing rights	40,160	5 years
Total	$872,001
Less: net intangible assets reported on Skillsoft's historical financial statements as of April 30, 2021	694,930
Pro forma adjustment:	$177,071

The preliminary fair values reflected above were determined in accordance with ASC 820, Fair Value Measurements. The Skillsoft developed software and publishing rights fair values were determined using a cost approach within which the fair value is estimated using the costs to recreate the assets and certain other valuation assumptions, such as an obsolescence factor, developer’s profit factor, opportunity cost factor, and discount rates. The Skillsoft customer contracts and relationships and backlog fair values were determined using an income approach under a multi-period excess earnings approach whereby the cash flows in excess of those needed to operate contributory assets over a period of time are otherwise attributed to the fair value of the asset. The Skillsoft trademarks and trade name fair values were determined using an income approach with an estimate developed from the relief-from-royalty method and the projected cash savings over an estimated period of time that would otherwise be required to license this asset. The pro forma adjustment to recognize additional amortization expense related to the increased basis of the intangible assets has been computed on either a straight-line basis or based on estimated future cash flows to approximate the pattern in which the economic benefit of the asset will be utilized. Excess purchase price was allocated to goodwill.

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 for the purchase price allocation and other transaction adjustments are as follows:

5D.	Reflects the approximately $177.1 million increase in total intangible assets due to fair value adjustments recognized as part of the Merger. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill and would also cause a corresponding increase or decrease in the amortization expense by $11.5 million for the year ended December 31, 2020 and by $2.9 million for the three months ended March 31, 2021.

5E.	Reflects the elimination of previously issued and outstanding Skillsoft Class A Shares at the date of the Merger and related equity balances.

5F.	Reflects the approximate $108.9 million decrease in deferred revenue for Skillsoft to adjust its deferred revenue balance to fair value as of the acquisition date.

5G.	Reflects the deferred tax impact associated with the incremental differences in the financial statement and the tax basis due to the preliminary purchase price allocation resulting primarily from the step up in fair value of intangible assets. This estimate of deferred income tax liabilities is preliminary and is subject to change based upon the final determination of the fair value of assets acquired and liabilities assumed by jurisdiction

5H.	Reflects the adjustment to eliminate Skillsoft's historical goodwill and to reflect the estimated goodwill based on the preliminary allocation of the purchase price.

5I.	Reflects the settlement and accrual of additional expected transaction costs of $11.3 million and $1.2 million, respectively, related to the Merger, including, among others, fees paid for financial advisors, legal services, and professional accounting services. These transaction costs are not reflected in the historical consolidated balance sheet of Skillsoft.

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 as a result of the purchase price allocation and other transaction adjustments are as follows:

5AA.	Reflects the approximately $36.2 million and $4.1 million increases in the intangible assets amortization expense resulting from the fair value adjustments recognized as part of the Merger for the year ended December 31, 2020 and for the three months ended March 31, 2021, respectively.

5BB.	Reflects the incremental interest expense of approximately $1.5 million and $0.4 million in the year ended December 31, 2020 and for the three months ended March 31, 2021, respectively, resulting from the $20.0 million in new term loans issued as part of the purchase consideration in the Merger.

5CC.	Reflects adjustments for the tax impact on the pro forma adjustments at the US federal statutory tax rate of 21% in the year ended December 31, 2020 and for the three months ended March 31, 2021 resulting from the Merger. The effective tax rate of the combined company could be significantly different than what is presented within the unaudited pro forma financial information based on several factors including geographic mix of our taxable income or legal entity structure, among others.

5DD.	Reflects transaction costs of $12.5 million related to the Merger, including, among others, fees paid for financial advisors, legal services, compensation costs, and professional accounting services. These transaction costs are not reflected in the historical income statements of Skillsoft and will be expensed as incurred.

5EE.	Reflects the amortization of the deferred revenue fair value adjustment and reduction of commissions expense. Deferred revenue performance obligations relate predominately to time-based software as a service and subscription services that are billed in advance of services being rendered.

6.      Accounting Policies, Reclassifications, and Eliminations – Global Knowledge

In the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align the combined company and Global Knowledge’s financial statement presentations. Management will perform a comprehensive review of Global Knowledge’s accounting policies upon the completion of the Global Knowledge Merger. As a result of the review, management may identify differences between the accounting policies of the three entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, Churchill has identified any differences between the combined company and Global Knowledge that would have an impact on the unaudited pro forma condensed combined financial information and recorded the necessary pro forma adjustment in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 as described below. Global Knowledge did not adopt ASC 606, Revenue from Contracts with Customers and was not required to adopt the standard in its April 2, 2021 consolidated interim financial statements. To conform Global Knowledge, an implementation assessment was performed and it was determined that adoption of this standard does not have a material impact on Global Knowledge’s timing and measurement of revenue recognition.

6A.	As permitted, Churchill early adopted ASC 842, Leases (“ASC 842”), as of January 1, 2020 and there was no impact on its financial statements as the Company had no leases. In addition, Skillsoft adopted ASC 842 as of February 1, 2020 and it is reflected in its historical Successor and Predecessor consolidated financial statements for all periods subsequent to date of adoption. Global Knowledge did not adopt ASC 842 and was not required to adopt the standard in its April 2, 2021 consolidated interim financial statements. To conform Global Knowledge, a pro forma adjustment was made to reflect the adoption impact of ASC 842 on its financial statements as if it had adopted this standard at the beginning of its fiscal year ended October 2, 2020.

Reclassifications

6B.	The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of the year ended March 31, 2021 to conform financial statement presentation of Global Knowledge to Churchill and Skillsoft are as follows.

Financial statement line item reclassifications	As of March 31, 2021
(in thousands)
Cash and cash equivalents	$(250)
Restricted cash	250
Accrued expenses	(10,820)
Accrued compensation	10,820
Accrued expenses	(717)
Income taxes payable	717

6AA.	The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 to conform financial statement presentation of Global Knowledge to Churchill and Skillsoft are as follows.

Financial statement line item reclassifications	For the year ended December 31, 2020
(in thousands)
Interest income	$2,966
Interest expense	(2,966)

Intercompany Eliminations

There were certain intercompany transactions between Skillsoft and Global Knowledge as Global Knowledge was a Skillsoft customer during the periods presented. Accordingly, there are pro forma adjustments to eliminate transactions between the two companies.

The adjustment included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 is as follows:

6C.	Elimination of accounts receivable, net and accounts payable for Skillsoft and Global Knowledge, respectively.

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and three months ended March 31, 2021 to eliminate this activity is as follows:

6BB.	Elimination of the pro forma impact of intercompany revenues and cost of revenues between Skillsoft and Global Knowledge, respectively.

The pro forma combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had the companies filed consolidated income tax returns during the periods presented.

7.    Global Knowledge Purchase Accounting Adjustments

The estimated consideration for the Global Knowledge Merger is as follows:

Global Knowledge Estimated Consideration (in thousands)
Cash consideration (1)	$170,050
Warrant consideration (2)	7,350
Global Knowledge Term Loans (3)	70,000
Total estimated consideration	$247,400

(1)	Includes $143.5 million of cash minus the First Lien Lenders’ pro rata portion of the Retention Plan Cash Consideration Reduction paid to Global Knowledge’s existing 1st Lien Term Loan lender, $12.5 million of cash minus the Second Lien Lenders’ pro rata portion of the Retention Plan Cash Consideration Reduction paid to Global Knowledge’s existing 2nd Lien Term Loan lender, and $15.5 million of cash paid to existing lenders under Global Knowledge’s Blue Torch debt facility.
(2)	Includes the approximate fair value at this time of the right to receive non-redeemable warrants that was provided as consideration for the Global Knowledge Merger. 100% of the issued and outstanding equity interests of Global Knowledge will be converted, in the aggregate, into the right to receive warrants, each of which shall entitle the holders thereof to purchase one share of Churchill Class A common stock at an exercise price of $11.50 per share. The approximate fair value of the warrant consideration was estimated using the Black-Scholes pricing model, using a risk-free interest rate of 0.31%, an expected dividend yield of zero, an expected equity volatility of 25.0% and an effective life of 4.53 years.
(3)	Includes the new 1st Lien and 2nd Lien Term Loans issued as part of the Global Knowledge Merger.

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 for the purchase price consideration are as follows:

7A.	Reflects the payment of approximately $170.1 million in cash as part of the purchase price consideration for the Global Knowledge Merger.

7B.	Reflects the issuance of $70.0 million in term loans issued as part of the Global Knowledge Merger.

7C.	Reflects the repayment of $261.2 million in existing Global Knowledge outstanding debt, net of issuance costs, and approximately $29.0 million in related accrued interest as of the acquisition date.
7D.	Reflects the issuance of warrants, to purchase Churchill Class A common stock, issued to Global Knowledge with an estimated value of approximately $7.4 million as part of the Global Knowledge Merger.

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Global Knowledge are recorded at the acquisition date fair values. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effects of the Global Knowledge Merger.

For assets acquired and liabilities assumed, other than right of use assets, identified intangible assets, goodwill, and deferred revenue, the carrying values were assumed to equal fair value. The final determination of the fair value of certain assets and liabilities will be completed within the one-year measurement period subsequent to the closing of the transactions as required by ASC 805. The size and breadth of Global Knowledge may necessitate the use of this measurement period to adequately analyze and assess a number of the factors used in establishing the asset and liability fair values as of the acquisition date, including the significant contractual and operational factors underlying the developed technology and customer relationship intangible assets and the assumptions underpinning the related tax impacts of any changes made. Any potential adjustments made could be material in relation to the preliminary values presented.

Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table sets forth a preliminary allocation of the estimated consideration for the Global Knowledge Merger to the identifiable tangible and intangible assets acquired and liabilities assumed based on Global Knowledge’s April 2, 2021 balance sheet, with the excess recorded as goodwill:

Global Knowledge Estimated Goodwill
Cash and cash equivalents	$17,296
Accounts receivable (net)	26,889
Prepaid expenses and other current assets	13,779
Property and equipment, net	6,133
Intangible assets, net	184,090
Deferred tax assets	983
Other assets	3,993
Favorable leasehold interests	756
Total assets acquired	$253,919
Accounts payable	(35,687)
Accrued expenses	(28,352)
Deferred revenues	(20,035)
Unfavorable leasehold interests	(321)
Deferred tax liabilities	(13,320)
Other long-term liabilities	(2,635)
Total liabilities acquired	$(100,350)
Net assets acquired (a)	$153,569
Estimated purchase consideration (b)	247,400
Estimated goodwill (b) - (a)	$93,831

In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain impairment indicators are present. In the event management determines that the value of goodwill has become impaired, an accounting charge for the amount of impairment during the quarter in which the determination is made may be recognized. Goodwill recognized is not expected to be deductible for tax purposes.

The table below indicates the estimated fair value of each of the identifiable intangible assets associated with the Global Knowledge Merger:

	Preliminary Estimated Asset Fair Value	Weighted Average Useful Life (Years)
	(in thousands, except for useful life)
Global Knowledge Merger
Trade name	$20,940	Indefinite
Customer and vendor relationships	163,150	6.5 years
Total	$184,090
Less: net intangible assets reported on Global Knowledge's historical financial statements as of April 2, 2021	42,607
Pro forma adjustment:	$141,483

The preliminary fair values reflected above were determined in accordance with ASC 820, Fair Value Measurement. The Global Knowledge customer relationship fair value was determined using an income approach under a multi-period excess earnings approach whereby the cash flows in excess of those needed to operate contributory assets over a period of time are otherwise attributed to the fair value of the asset. Global Knowledge vendor relationships fair value was determined using an income approach in a with-or-without model whereby the fair value is estimated based on a comparison of the cash flows generated by the business with the use of the designated asset to those generated if the asset was not present. The Global Knowledge trade name fair value was determined using an income approach with an estimate developed from the relief-from-royalty method and the projected cash savings over an estimated period of time that would otherwise be required to license this asset. The pro forma adjustment to recognize additional amortization expense related to the increased basis of the intangible assets has been computed with the assumption that these will be amortized over the estimated useful lives on a double-declining basis. Excess purchase price was allocated to goodwill.

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 for the purchase price allocation and other transaction adjustments are as follows:

7E.	Reflects the approximate $141.5 million increase in intangible assets due to fair value of adjustments recognized as part of the Global Knowledge Merger. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill and would also cause a corresponding increase or decrease in the amortization expense by $2.2 million for the year ended December 31, 2020 and by $0.6 million for the three months ended March 31, 2021.

7F.	Reflects the elimination of previously issued and outstanding Global Knowledge common stock at the date of the Global Knowledge Merger and related equity balances.

7G.	Reflects the fair value adjustments of approximately $0.8 million for the favorable leasehold interests and $0.3 million for the unfavorable leasehold interests as part of the Global Knowledge Merger.

7H.	Reflects the approximate $7.5 million decrease in deferred revenue for Global Knowledge to adjust its deferred revenue balance to fair value as of the acquisition date.

7I.	Reflects the adjustment to eliminate Global Knowledge's historical goodwill and to reflect the estimated goodwill based on the preliminary allocation of the purchase price.

7J.	Reflects the settlement and accrual of additional expected transaction costs of $6.9 million and $0.8 million, respectively, related to the Global Knowledge Merger, including, among others, fees paid for financial advisors, legal services, and professional accounting services. These transaction costs are not reflected in the historical consolidated balance sheet of Global Knowledge.

7K.	Reflects the deferred tax impact associated with the incremental differences in the financial statement and the tax basis due to the preliminary purchase price allocation resulting primarily from the step up in fair value of intangible assets. This estimate of deferred income tax liabilities is preliminary and is subject to change based upon the final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 as a result of the purchase price allocation and other transaction adjustments are as follows:

7AA.	Reflects the amortization of the deferred revenue fair value adjustment for the Global Knowledge Merger with a decrease in revenue of approximately $7.5 million for the year ended December 31, 2020. The life of the deferred revenue related to the Global Knowledge Merger is twelve- months and therefore, there is no pro forma adjustment for the three months ended March 31, 2021.

7BB.	Reflects the amortization and interest expense resulting from the fair value adjustments to the favorable and unfavorable leasehold interest acquired as part of the Global Knowledge Merger.

7CC.	Reflects the approximate $15.1 million and $4.8 million increases in the intangible assets amortization expense resulting from the fair value adjustments recognized as part of the Global Knowledge Merger in the year ended December 31, 2020 and for the three months ended March 31, 2021, respectively.

7DD.	Reflects the decreases in interest expense of approximately $28.8 million and $7.2 million in the year ended December 31, 2020 and for the three months ended March 31, 2021, respectively, resulting from the pay-off of long-term debt and the reduction of the applicable interest rate as part of the Global Knowledge Merger.

7EE.	Reflects the income tax effects of the purchase price allocation in the year ended December 31, 2020 and for the three months ended March 31, 2021 resulting from the Global Knowledge Merger.

7FF.	Reflects transaction costs of $7.7 million related to the Global Knowledge Merger, including, among others, fees paid for financial advisors, legal services, and professional accounting services. These transaction costs are not reflected in the historical income statements of Global Knowledge and will be expensed as incurred.

8.     Earnings per Share

Represents the net earnings per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Merger, assuming the shares were outstanding since January 1, 2020. As the Merger is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net earnings per share assumes that the shares issuable relating to the Merger have been outstanding for the entire periods presented. No Churchill Class A common stock will be issued as part of the purchase consideration in the Global Knowledge Merger. The warrants outstanding to purchase Churchill Class A common stock, including the warrants that will be issued as part of the purchase consideration in the Global Knowledge Merger, are out-of-the-money, and, therefore, the warrants are antidilutive, and as such, no adjustment to diluted weighted average shares was necessary.

			Including Global Knowledge
	For the year ended December 31, 2020	For the Three Months ended March 31, 2021	For the year ended December 31, 2020	For the Three Months ended March 31, 2021
(Amounts in thousands, except share and per share data)
Pro forma net income	$2,614,421	$14,761	$2,505,032	$6,481
Weighted average Class A shares outstanding	131,059,021	131,059,021	133,059,021	133,059,021
Earnings per share (basic and diluted) attributable to Class A common stockholders	$19.95	$0.11	$18.83	$0.05